SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                       (Amendment No.     )

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                    Global Motorsport Group, Inc.
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          (Name of Registrant as Specified in Its Charter)

                         Golden Cycle, LLC
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                 (Name of Person(s) Filing Proxy
               Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):


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-----         14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction
applies:

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transaction computed pursuant to Exchange Act Rule 0-11: (Set
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                        GOLDEN CYCLE, LLC
                        ONE WYNNEWOOD ROAD
                            SUITE 100
                        WYNNEWOOD, PA 19096

November 18, 1998

Mr. Joseph F. Keenan
Chairman of the Board of Directors
Global Motorsport Group, Inc.
16100 Jacqueline Court
Morgan Hill, California 95037

Dear Mr. Keenan:

          We believe that under Delaware law, you currently have, as you have always had, a fiduciary duty to negotiate with us, or any prospective purchaser, regarding a transaction to acquire
Global Motorsport that is in the best interests of its stockholders.

          As we have publicly announced, Golden Cycle, LLC has proposed a transaction whereby the company would acquire, in a transaction structured as a self tender offer by Global Motorsport and subject to no financing conditions, approximately 99% of the outstanding shares of common stock of Global Motorsport (approximately 4.6 million shares) not currently owned by us for a cash purchase price of $20 per share.

          While we do not think that our offer needs to be forwarded to you in writing in order for you to be required to consider it, we are, in the event that you disagree, hereby formally transmitting our offer to you, in writing. Accordingly, notice is hereby given of our proposed "Acquisition Transaction" as such term is defined in Section 6.2 of your merger agreement with Stonington Partners. Considering that our offer is $0.50 per share better than Stonington Partners' offer, we are prepared to meet with you at your earliest opportunity in order to complete our proposed transaction.

          Please note that a copy of our firm commitment letter from NationsBank, N.A. to provide a portion of the financing needed for the transaction was filed with the Securities and Exchange Commission as an amendment to our Schedule 13D on October 28, 1998. In addition, my father (Alex Grass) and I have agreed to provide the remainder of the necessary financing.

          We urge you to consider the interests of your stockholders and contact us so that we can move forward together in implementing our proposal.

                                  Sincerely,

                                  /s/ Roger Grass